Exhibit 23.1

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #21-14 International Plaza Singapore, 079903 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated August 14, 2025, with respect to the consolidated financial statements of Cellyan Biotechnology Co., Ltd and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended March 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Onestop Assurance PAC

Singapore

March 27, 2026